                                                                   Exhibit 10.12
                                                                   -------------

                                PACTEL CORPORATION
                        SUPPLEMENTAL EXECUTIVE PENSION PLAN

                         (Effective As of Separation Date)

                                 TABLE OF CONTENTS

                                                                            Page

  SECTION 1.  INTRODUCTION AND PURPOSE  . . . . . . . . . . . . . . . . . .    1
     1.1   Introduction . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2   Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

  SECTION 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .    3

  SECTION 3.  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . .    8
     3.1   Eligibility To Participate . . . . . . . . . . . . . . . . . . .    8
     3.2   Mandatory Retirement Age . . . . . . . . . . . . . . . . . . . .    8
     3.3   Eligibility to Receive Executive Pension.  . . . . . . . . . . .    8
           (a)  Must Be Eligible  for Qualified Benefit, Imputed Basic Benefit
                 or Minimum Benefit . . . . . . . . . . . . . . . . . . . .    8
           (b)    Payment  of  Executive  Pension  as  a  Service,  Vested  or
                 Disability Pension . . . . . . . . . . . . . . . . . . . .    8
           (c)  Payment of Pensions That Commenced Under Predecessor Plans     9

  SECTION 4.  AMOUNT OF EXECUTIVE PENSION . . . . . . . . . . . . . . . . .   10
     4.1   Executive Pension Formula  . . . . . . . . . . . . . . . . . . .   10
           (a)  Participants Who Are Executives at Retirement . . . . . . .   10
           (b)  Participants Who Were Executives Before Retirement  . . . .   10
     4.2   Basic Benefit  . . . . . . . . . . . . . . . . . . . . . . . . .   11
           (a)  Eligibility for Basic Benefit . . . . . . . . . . . . . . .   11
           (b)  Amount of Basic Benefit . . . . . . . . . . . . . . . . . .   11
     4.3   Imputed Basic Benefit  . . . . . . . . . . . . . . . . . . . . .   11
           (a)  Eligibility for Imputed Basic Benefit . . . . . . . . . . .   12
           (b)  Amount of Imputed Basic Benefit . . . . . . . . . . . . . .   12
     4.4   Mid-Career Benefit . . . . . . . . . . . . . . . . . . . . . . .   12
           (a)  Eligibility for Mid-Career Benefit  . . . . . . . . . . . .   12
           (b)  Mid-Career Benefit Formula  . . . . . . . . . . . . . . . .   13
           (c)  Mid-Career Pension Credits  . . . . . . . . . . . . . . . .   14
     4.5   No Reduction . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     4.6   Early Retirement Discount  . . . . . . . . . . . . . . . . . . .   15
           (a)  Service Pensions  . . . . . . . . . . . . . . . . . . . . .   15
           (b)  Vested Pensions . . . . . . . . . . . . . . . . . . . . . .   15
           (c)  Disability Pension  . . . . . . . . . . . . . . . . . . . .   15
           (d)  Exceptions to Early Payment Reductions  . . . . . . . . . .   15
           (e)   Health Benefits  for Certain  Officers Eligible for Unreduced
                 Benefits . . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.7   Minimum Benefit For Certain Officers . . . . . . . . . . . . . .   16
           (a)  Eligibility for Minimum Benefit.  . . . . . . . . . . . . .   16
           (b)  Amount of Minimum Benefit . . . . . . . . . . . . . . . . .   16
           (c)  Definition of Account Benefit . . . . . . . . . . . . . . .   17
     4.8   Special Increases  . . . . . . . . . . . . . . . . . . . . . . .   18

  SECTION 5.  PAYMENT OF EXECUTIVE PENSION  . . . . . . . . . . . . . . . .   19
     5.1   Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . .   19
     5.2   Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . .   19
           (a)  For Pensions Other Than Disability Pensions . . . . . . . .   19
           (b)  For Disability Pensions . . . . . . . . . . . . . . . . . .   20
     5.3   Adjustment to Executive Pension for Form of Payment  . . . . . .   20
           (a)  Life Annuity  . . . . . . . . . . . . . . . . . . . . . . .   20
           (b)  Joint and Survivor Annuity  . . . . . . . . . . . . . . . .   20
           (c)  Single Sum Cashout Payment  . . . . . . . . . . . . . . . .   20
           (d)  Other Forms of Payment  . . . . . . . . . . . . . . . . . .   20


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

     5.4   Notification and Application for Benefits  . . . . . . . . . . .   21
     5.5   Death Following Termination  . . . . . . . . . . . . . . . . . .   21

  SECTION 6.  DEATH BENEFITS  . . . . . . . . . . . . . . . . . . . . . . .   22
     6.1   Surviving Spouse Annuity . . . . . . . . . . . . . . . . . . . .   22
           (a)  Eligibility for Surviving Spouse Annuity  . . . . . . . . .   22
           (b)  Amount of the Surviving Spouse Annuity  . . . . . . . . . .   22
           (c)  Form and Time of Payment  . . . . . . . . . . . . . . . . .   22
     6.2   Pensioner Death Benefit  . . . . . . . . . . . . . . . . . . . .   22
           (a)  Eligibility for Pensioner Death Benefit . . . . . . . . . .   22
           (b)  Amount of Pensioner Death Benefit . . . . . . . . . . . . .   23
           (c)  Waiver of Pensioner Death Benefit . . . . . . . . . . . . .   23

  SECTION 7.  SOURCE OF BENEFIT PAYMENTS  . . . . . . . . . . . . . . . . .   24
     7.1   Unfunded; Rabbi Trust  . . . . . . . . . . . . . . . . . . . . .   24
     7.2   Participating Company Liability  . . . . . . . . . . . . . . . .   24

  SECTION 8.  FORFEITURE  . . . . . . . . . . . . . . . . . . . . . . . . .   25

  SECTION 9.  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . .   26
     9.1   Plan Sponsor and Plan Administrator  . . . . . . . . . . . . . .   26
     9.2   Determination of Eligibility . . . . . . . . . . . . . . . . . .   26
     9.3   Procedure To Approve and Deny Claims . . . . . . . . . . . . . .   26
     9.4   Procedure To Review Denied Claims  . . . . . . . . . . . . . . .   26
     9.5   Additional Duties of Plan Administrator  . . . . . . . . . . . .   27
     9.6   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     9.7   Allocation of Responsibilities . . . . . . . . . . . . . . . . .   27
     9.8   Named Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . .   28
     9.9   More Than One Fiduciary Capacity . . . . . . . . . . . . . . . .   28

  SECTION 10.  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . .   29
     10.1  Plan Amendment . . . . . . . . . . . . . . . . . . . . . . . . .   29
     10.2  Plan Termination . . . . . . . . . . . . . . . . . . . . . . . .   29

  SECTION 11.  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . .   30
     11.1  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . .   30
     11.2  Rights to Benefits . . . . . . . . . . . . . . . . . . . . . . .   30
     11.3  No Right to Company Assets . . . . . . . . . . . . . . . . . . .   30
     11.4  Assignment or Alienation . . . . . . . . . . . . . . . . . . . .   30
     11.5  Break in Service . . . . . . . . . . . . . . . . . . . . . . . .   30
     11.6  Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . .   31
     11.7  Amounts Accrued Prior to Death . . . . . . . . . . . . . . . . .   31
     11.8  Payments to Others . . . . . . . . . . . . . . . . . . . . . . .   31
     11.9  Claims Release . . . . . . . . . . . . . . . . . . . . . . . . .   31
     11.10 Damage Claims or Suits . . . . . . . . . . . . . . . . . . . . .   32
     11.11 Judgment or Settlement . . . . . . . . . . . . . . . . . . . . .   32
     11.12 Payments Under Law . . . . . . . . . . . . . . . . . . . . . . .   32













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

                                PACTEL CORPORATION
                        SUPPLEMENTAL EXECUTIVE PENSION PLAN

                       (Effective As of the Separation Date)



  SECTION 1.  INTRODUCTION AND PURPOSE.

     1.1 Introduction. The PacTel Corporation Supplemental Executive Pension Plan (the "Plan") is adopted as of the Separation Date to provide the supplemental retirement benefits which were accrued as of the Separation Date under the following plans (the "Predecessor Plans"):

          (a)   Pacific Telesis Group Non-Qualified Pension Plan;

          (b)   Pacific  Telesis  Group  Supplemental   Executive  Retirement
     Plan; and

          (c)   Pacific Telesis Group Mid-Career Pension Plan

          In addition, eligible Executives shall continue to accrue additional benefits due to salary increases after the Separation Date and the minimum benefit and the mid-career provision of the Predecessor Plans shall continue to apply.

     1.2 Purpose. The purposes of the Plan are to assist the Participating Companies in attracting and retaining highly competent managers by providing certain unfunded pension benefits to certain eligible Executives and to satisfy the Company's obligation under Section 6.1 of Appendix A of the Separation Agreement between Pacific Telesis Group and PacTel Corporation which is dated October 7, 1993.

          The benefits provided by the Plan together with the benefits provided by the Qualified Plan are intended to provide the Executive with the same pension that the Executive would have been entitled to under the normal provisions of the Qualified Plan (with benefit accrual service frozen at Separation Date) if the Qualified Plan (a) recognized total base pay (whether or not deferred) and short term incentive awards as compensation for benefit purposes, and (b) was not subject to any limitations on the amount of benefits which could otherwise be paid.

          The Plan also provides a pension which has a Present Value equal to a hypothetical account determined by (a) the amount of base pay deferred under the Executive Deferral Plan for periods before Separation Date that the Executive did not receive a full accrual under the Qualified Plan because the Executive was classified as a "modified accrual participant" thereunder, and
  (b) the rate of company contributions other than matching contributions under the PacTel Corporation Retirement Plan attributable to the same period.

          In addition, the Plan permits certain Executives to continue to receive credit for service after Separation Date for purposes of the mid-career benefit and the minimum benefit formulas.







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

  SECTION 2.  DEFINITIONS.

     "Account Benefit," which is used to offset the Minimum Benefit provided by the Plan, is defined in Section 4.7(c).

     "Basic Benefit" is a portion of the Executive Pension based on the Executive's rate of base pay, as set forth in Section 4.2.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Committee" means the Compensation and Personnel Committee of the Board of Directors of the Company.

     "Company" means PacTel Corporation, a California corporation.

     "Employee" means a common law employee of the Company or any Participating Company.

     "Executive" means an Employee who has been designated by the Company's Board of Directors to be within the Participating Company's Executive Group or who holds a position that the Board has designated to be within a Participat-ing Company's Executive Group.

     "Executive Pension" means the pension provided pursuant to Section 4 of this Plan.

     "Final Average Base Pay" means the average of the Participant's monthly rates of base pay, both deferred and nondeferred base pay, for the final 60 months of employment with Pacific Telesis Group and its subsidiaries before the Separation Date and with the Participating Companies after the Separation Date.

     "Final Average STIP Award" means the average of the Participant's "Monthly PTG Standard Awards" and the Participant's "Monthly PTC STIP" for the final 60 months of employment with Pacific Telesis Group and its subsidiaries before the Separation Date and the Participating Companies after the Separation Date. For this purpose, "Monthly PTG Standard Award" means, for any pre-Separation month in a calendar year, 1/12 of the Participant's "standard award" in effect as of December 31 of the calendar year under the Pacific Telesis Group Short Term Incentive Plan for the Participant's Position Rate. "Monthly PTC STIP" means, for any month in the calendar year, 1/12 of the standard or target award established for that year under the Company's Short Term Incentive Plan, for the Participant's Position Rate, as determined by the Committee.

     "Mandatory Retirement Age" means age 65 for any Executive who meets the requirements of section 12(c)(1) of the Age Discrimination in Employment Act.


     "Minimum Benefit" means  the benefit provided  to certain Executives  under
  Section 4.6.

     "Officer" means an Executive elected or appointed to, and serving in, one or more of the following positions:

          (a) A position with the Company described in the bylaws of the Company as that of an officer, other than an Assistant Officer position; or


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

          (b) A position with a Participating Company for which there is in effect a specific designation by the Company's Board of Directors that the position shall be considered to be that of an officer for purposes of the benefit and retirement plans.

     "Officer" also means a named Executive of any Participating Company for which there is in effect a designation by the Company's Board of Directors that the named Executive is included in the definition of officer for purposes of the benefit and retirement plans. For years prior to the Separation Date, "Officer" also means a PTG Executive (a) who was elected or appointed to, and served in, a position with Pacific Telesis Group described in the bylaws of that company as that of an officer, other than an Assistant Officer position, or (b) for whom there was in effect a designation by the Board of Directors of Pacific Telesis Group that the PTG Executive was included in the definition of officer for purposes of the benefit and retirement plans.

     "Pacific Telesis Group Executive Deferral Plan" means the plan adopted by the Pacific Telesis Group, as it may be amended from time to time by that Company's Board of Directors, under which Participants deferred a portion of their base pay and incentive compensation before Separation Date.

     "PTG Executive" means a Participant who was employed by Pacific Telesis Group (or any of its subsidiaries other than PacTel Corporation and its subsidiaries) prior to the Separation Date as an executive or senior manager, within the meaning of the Predecessor Plans.

     "PacTel  Executive"  means  a  Participant  who  was  employed  by   PacTel
  Corporation (or any of its subsidiaries) prior to the Separation Date as an executive or senior manager within the meaning of the Predecessor Plans.

     "Participant" means an Executive or former Executive if such individual met the eligibility requirements of Section 3 of the Plan as of Separation Date.

     "Participating Company" means the Company, a subsidiary of the Company that shall have determined, with the concurrence of the Company's Board of Directors, to participate in the Plan, and each other corporation, partnership or joint venture designated by the Committee or the Board of Directors of the Company as a Participating Company.

     "Plan"  means this  PacTel  Corporation Supplemental  Executive  Retirement
  Plan.

     "Position Rate" means an amount of compensation established periodically by the Committee for each Executive position upon which base salaries are administered.

     "Predecessor Plan" means the Pacific Telesis Group Non-Qualified Pension Plan, the Pacific Telesis Group Supplemental Executive Retirement Plan, or the Pacific Telesis Group Mid-Career Pension Plan. It also means the predecessor plans to those plans, i.e., the Bell System Senior Management Non-Qualified Plan and the Bell System Mid-Career Pension Plan.

     "Present Value" means a single sum amount which is actuarially equivalent to a monthly annuity payable for life based on actuarial factors developed by the Plan's actuaries with reference to (i) the Participant's or surviving spouse's attained age in years and whole months as of the effective date of the annuity, (ii) an interest assumption which is 120% of the PBGC interest


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

  rate and (iii) a mortality assumption based on the UP-1984 mortality table set
  back  two years.   The "PBGC  interest rate"  shall be determined  in the same manner as it is determined under the Qualified Plan.

     "Qualified Pension Benefit" means the amount of the pension actually payable under the Qualified Plan, as adjusted for early payment and form of payment, based on the time and form of payment used to determine the amount of the Executive Pension.

     "Qualified Plan" means the PacTel Corporation Employees Pension Plan and its predecessor plan, the PacTel Corporation Employees Pension Plan.

     "Retirement Plan" means the PacTel Corporation Retirement Plan and its predecessor plan, the PacTel Corporation Retirement Plan, qualified defined contribution plans which covered employees of the Company and its subsidiaries before and after Separation Date.

     "Separation Date" means the date as of which the total and complete separation of the ownership of the Company from Pacific Telesis Group occurs.

     "Short Term Incentive Plan" means the PacTel Corporation Short Term Incentive Plan and its predecessor plan the PacTel Corporation Short Term Incentive Plan.


     "Term of Employment" means the number of years credited to the Participant for eligibility for a service pension and for the determination of the early payment age discount under the Qualified Plan, or in the case of a Participant who is not covered by the Qualified Plan, the years that would have been credited to the Participant if the Participant were covered under such plan. As provided under the Qualified Plan, a Participant's Term of Employment
  (i) is not adjusted for part-time employment, (ii) includes all periods that the Participant was employed by the Company (and its subsidiaries), including the period between January 1, 1987 and the Separation Date, and (iii) is adjusted for breaks in service.

     "Years of Credited Service" means the number of whole and partial years credited to the Participant for benefit accrual purposes under the Qualified Plan or, in the case of a Participant who is not covered by the Qualified Plan, the years that would have been credited to the Participant for benefit accrual purposes under the Qualified Plan if the Participant were covered under such plan. As provided under the terms of the Qualified Plan, a Participant's Years of Credited Service
  (i) are adjusted for part-time employment, (ii) do not include periods that the Participant was employed by the Company (and its subsidiaries) between January 1, 1987 and the Separation Date, unless the Participant was a full accrual participant under that plan, (iii) are adjusted for breaks in service, and (iv) effective January 1, 1998, are limited to the greater of 30 years or the actual years accrued for benefit accrual purposes as of December 31, 1997. Notwithstanding the foregoing, for purposes of determining a Participant's Basic Benefit and Imputed Benefit, a Participant's Years of Credited Service shall not include years credited to the Participant for benefit accrual purposes under the Qualified Plan after the Separation Date.

  SECTION 3.  ELIGIBILITY.

     3.1 Eligibility To Participate. Any Executive who was a participant in a Predecessor Plan as of the Separation Date and whose accrued benefits under the Predecessor Plans were transferred to this Plan pursuant to the Separation Agreement shall be eligible to participate in the Plan. No other individuals are eligible to participate in the Plan.

     3.2 Mandatory Retirement Age. Each Participant shall cease to be eligible for continued employment by a Participating Company no later than the last day of the month in which the Participant attains the Mandatory Retirement Age.

     3.3  Eligibility to Receive Executive Pension.

     (a) Must Be Eligible for Qualified Benefit, Imputed Basic Benefit or Minimum Benefit. A Participant shall be eligible for an Executive Pension upon termination of employment with the Company or Participating Company if the Participant is eligible for a pension under the Qualified Plan. Alternatively, if an Executive is eligible for an Imputed Basic Benefit under
  Section 4.3 or a Minimum Benefit under Section 4.7, the Executive shall be eligible for an Executive Pension even though he or she may not be eligible for a pension under the Qualified Plan.

     (b) Payment of Executive Pension as a Service, Vested or Disability Pension. The Executive Pension shall be paid as a service pension or as a vested pension, based on whichever pension the Participant is eligible under the Qualified Plan (or would be eligible if a participant thereunder), without regard to any minimum benefit or early retirement window benefits which would change the eligibility requirements for pensions under the Qualified Plan.

     If the Executive Pension is based on a Minimum Benefit under Section 4.7 of the Plan and the Participant is not eligible for a service pension under the Qualified Plan, the Executive Pension nonetheless shall be paid as a service pension.

     If the Participant terminates employment with a Term of Employment of at least 15 years and is totally disabled within the meaning of the Company's executive long-term disability plan covering only Participants in this Plan, the Participant's Executive Pension shall be paid as a disability pension.

     If the Participant's Qualified Pension Benefit is payable as an in-service pension under the Qualified Plan, the Participant's Executive Pension shall be paid as a service pension.

     (c) Payment of Pensions That Commenced Under Predecessor Plans. All individuals who are retired or terminated employees as of the Separation Date shall not be considered Participants under the Plan and shall not be eligible to participate even if reemployed as an Executive after Separation Date. Further, any such individual who is receiving pension payments under the terms of one or more Predecessor Plans at Separation Date should continue to receive the same benefit to which they were entitled as of such date under the terms of the Predecessor Plans.

  SECTION 4.  AMOUNT OF EXECUTIVE PENSION.

     4.1  Executive Pension Formula.

     (a) Participants Who Are Executives at Retirement. If a Participant is an Executive at the time the Executive Pension becomes payable, then, subject to the Minimum Benefit under of Section 4.7 below, a Participant's Executive Pension shall equal:

          (i)   The sum of the:
             (A)  Basic Benefit under Section 4.2;
             (B)  Imputed Basic Benefit under Section 4.3;
                                        and
             (C)  Mid-Career Benefit under Section 4.4;

            (ii)   Reduced by the Qualified Pension Benefit.

  The benefit determined under (i) above shall be adjusted for early payment, to the extent provided in Section 4.6, and for form of payment, if the Executive Pension is paid in a form other than a life annuity, to the extent provided in
  Section 5.2. The Qualified Benefit under (ii) above shall reflect the benefit that would be payable under the Qualified Plan, if the benefit were paid at the same time and under the same form as the Executive Pension.

     (b) Participants Who Were Executives Before Retirement. If a Participant is not an Executive when Plan benefits would otherwise become payable, but was an Executive during some previous period, including service as a PTG Executive or a PacTel Executive before the Separation Date, the Participant's Executive Pension shall be determined in the same manner as set forth in (a) above, except that the amounts of Basic Benefit and the Imputed Basic Benefit shall be determined as though the Participant terminated employment on the date he ceased serving as an Executive. However, after the Participant ceases to be an Executive, the Participant's service and age continue to count for purposes of determining the early payment discount factor under Section 4.6.

     4.2 Basic Benefit. The Basic Benefit formula provides a pension benefit based on the Executive's rate of base pay and standard or target awards under short term incentive plans. The Basic Benefit was formerly provided by
  (i) the restoration benefit plus the short term award benefit under the Pacific Telesis Group Non-Qualified Pension Plan and (ii) the excess benefits under sections 415 and 401(a)(17) of the Code under the Pacific Telesis Group Supplemental Executive Retirement Plan, two of the Predecessor Plans.

          The Basic Benefit formula continues to recognize compensation after the Separation Date but does not recognize service after such date for benefit accrual purposes.

          (a) Eligibility for Basic Benefit. A Participant who is or was an Executive shall be eligible for a Basic Benefit if the Participant is eligible for a Qualified Pension Benefit.

          (b) Amount of Basic Benefit. A Participant's Basic Benefit is a monthly pension equal to:

              (i) 1.45% of the sum of the Participant's Final Average Base Pay and his or her Final Average STIP Award; multiplied by

             (ii)  The Participant's Years of Credited Service.

     4.3 Imputed Basic Benefit. The Imputed Basic Benefit provides a monthly benefit for Executives who were PacTel Executives before the Separation Date based on hypothetical company contributions which would have been made under the Retirement Plan if that plan had recognized compensation deferred under the Pacific Telesis Group Executive Deferral Plan before the Separation Date and if the limitations under sections 401(a)(17) and 415 of the Code did not apply to the Retirement Plan. This benefit was formerly provided as an additional restoration benefit under the Pacific Telesis Group Non-Qualified Pension Plan and was paid as a single sum cashout amount.

          (a) Eligibility for Imputed Basic Benefit. A Participant who was a PacTel Executive before the Separation Date and who received allocations of basic and variable contributions under the Retirement Plan before the Separation Date while deferring compensation under the Pacific Telesis Group Executive Deferral Plan shall be eligible for an Imputed Basic Benefit.

          (b) Amount of Imputed Basic Benefit. A Participant's Imputed Basic Benefit is a monthly pension with a Present Value equivalent to the Participant's vested Hypothetical Account as of the date the Executive Pension starts.

          The "Hypothetical Account" means an amount equal to (i) the amounts actually deferred under the Pacific Telesis Group Executive Deferral Plan (attributable to both base pay and amounts otherwise payable under the Short Term Incentive Plan) for the period between January 1, 1987 and the Separation Date multiplied by the basic and variable contribution rates in effect under the Retirement Plan for such year, plus (ii) estimated earnings on such contributions to the effective date of the pension. Earnings shall be determined by the Committee, in its sole discretion, on the basis of the actual rates of return earned under the Retirement Plan. If the Participant is not 100% vested in company contributions under the Retirement Plan, the Hypothetical Account shall be reduced to reflect the portion vested.

     4.4 Mid-Career Benefit. The Mid-Career Benefit provides a monthly pension benefit based on periods of imputed pension credit. This benefit was provided previously under the Pacific Telesis Group Mid-Career Pension Plan, a Predecessor Plan.

          (a) Eligibility for Mid-Career Benefit. A Participant who is hired or rehired before the Separation Date by Pacific Telesis Group (or one of its subsidiaries) at age 35 or older at Fourth Level or above, whose Term of Employment includes at least five years at Fifth Level or above, and who retires or terminates employment with a Participating Company at Fifth Level or above, shall be eligible for the Mid-Career Benefit. For purposes of this Section 4.4, "Fourth Level" and "Fifth Level" shall mean the salary and job classifications established by Pacific Telesis Group and the comparable classifications applicable to the Participating Companies, as determined by the Committee.

          (b)   Mid-Career Benefit Formula.   An eligible Participant's  Mid-
     Career Benefit shall be determined under one of the following formulas.

             (i) Non-officer Formula. If the Participant has not served as an Officer, the Mid-Career Benefit shall be a monthly pension equal to 1% of the sum of the Participant's Final Average Base Pay and Final Average STIP Award, multiplied by the Participant's Mid-Career Pension Credits.

             (ii)    Officer  Formula.    If the  Participant  served  as an
          Officer, the Mid-Career  Benefit shall be determined as provided in
          (i) above, except that 1% shall be replaced by the following fraction:

                              (A x .01) + (B x .0145)
                                         C

     For this purpose, A, B, and C shall have the following  meanings:

          A = Months of service below Officer level

          B = Months of service at Officer level

          C = Total months of service

     A "month of service" means a calendar month which is included in the Participant's Term of Employment.

          (c)   Mid-Career Pension Credits.

            (i) In the case of a Participant hired or rehired at Fifth Level or above and whose entire Term of Employment is at Fifth Level or above, the "Mid-Career Pension Credits" equal the excess of 35 years over the Term of Employment that the Participant could accrue if the Participant worked to age 65; provided, however, that the Participant's Mid-Career Pension Credits shall not exceed his or her Term of Employment.

           (ii) In the case of a Participant hired or rehired at Fourth Level or above and whose Term of Employment includes service at Fourth Level or below, the "Mid-Career Pension Credits" equal the product of the Mid-Career Pension Credits determined in (i) above, multiplied by a fraction, the numerator of which equals the months of such service completed at Fifth Level or above and the denominator of which equals the Participant's total months of such service.

          (iii) For purposes of (i) and (ii) above, a Participant's Term of Employment shall be determined by including service after the
     Separation Date, but excluding all periods of part-time employment, notwithstanding the definition of Term of Employment in Section 2.

     4.5 No Reduction. In no event shall the sum of the Basic Benefit and the Imputed Basic Benefit determined as of the Participant's termination of employment with the Participating Companies be less than the greater of (a) the benefits accrued under the Predecessor Plans as of the Separation Date or
  (b) the sum of such benefits determined as of any time between Separation Date and the Participant's termination, as though the benefit payments had then commenced. For the purpose of (a) in the preceding sentence, the benefits accrued as of Separation Date shall be determined under this Plan as though the Participant terminated employment as of such date, but before reduction for early payment, if any.

     4.6  Early Retirement Discount.

     (a) Service Pensions. If the Participant's Executive Pension is paid as a service pension and if the Participant's age of retirement is at least 55 years, the Executive Pension shall not be reduced for early payment. If the Participant's Executive Pension is paid as a service pension, the Executive Pension shall be reduced by:

            (i) One-half percent (.5%) for each month or portion thereof that the Participant's age at retirement is less than 55 years, if the Participant's Term of Employment is less than 30 years; or

           (ii) For service pensions commencing before 1995, one-quarter percent (.25%) for each month or portion thereof that the Participant's age at retirement is less than 55 years, if the Participant's Term of Employment is at least 30 years; or

          (iii) For service pensions commencing after 1994, there shall be no reductions for early payment if the Participant's Term of Employment is at least 30 years.

     (b) Vested Pensions. If the Participant's Executive Pension is paid as a vested pension, but not as a service pension, and if the Participant's Executive Pension begins before age 65, the Executive Pension shall be reduced pursuant to the early payment factor table for vested pensions under the Qualified Plan.

     (c) Disability Pension. If the Participant's Executive Pension is paid as a disability pension, the Executive Pension shall not be reduced for early payment.

     (d)    Exceptions  to  Early  Payment  Reductions.    The  early  reduction
  provisions in (a) or (b) above shall not apply in the following circumstances:

          (i) The Executive Pension payable to any Participant who terminates employment as an Officer on or after age 55 and who has served at least 10 years as an Officer, including service after the Separation Date shall not be reduced.

          (ii)   The Imputed  Basic Benefit  shall not  be reduced  for early
     payment.   This benefit formula reflects the  early payment value of the benefit payment without further adjustment.

     (e) Health Benefits for Certain Officers Eligible for Unreduced Benefits. If any Officer eligible for an unreduced Executive Pension under (d)(i) above is not eligible for retiree welfare benefit coverage under his or her company's welfare benefit plans, then such Participant, after his or her termination of employment hereunder, shall be eligible for medical, dental and life insurance benefits which are equivalent to benefits that would have been provided to such Officer if he or she had been eligible for a service pension under the Qualified Plan.

     4.7 Minimum Benefit For Certain Officers. The Minimum Benefit is available to certain Executives who serve as Officers. This benefit was provided previously under the Pacific Telesis Group Non-Qualified Pension Plan. Eligibility for and the amount of the Minimum Benefit are based on the Participant's number of years of continuous service (subject to the break in service rules of Section 11.5) as an Officer.

          (a) Eligibility for Minimum Benefit. A Minimum Benefit shall apply only to Participants who became Officers on or before January 24, 1992, who serve as Officers for a period of at least 10 years, including service after the Separation Date, and who terminate employment as an Officer at or after age 55. This Minimum Benefit shall be payable only if it exceeds the benefit otherwise payable under Section 4.1.

          (b)   Amount  of Minimum  Benefit.   An  eligible Officer's  Executive
     Pension  under   Section  4.1,  as  reduced  for  both  early  payment  (if applicable) and the Qualified Pension Benefit, shall not be less than:

             (i) 45% of the sum of the Officer's Final Average Base Pay and Final Average STIP Award;

                                    reduced by

             (ii) The sum of the Officer's Qualified Pension Benefit and the Account Benefit (determined under (c) below).

          The percentage in (i) above shall be increased one percentage for each additional year as an Officer beyond 10 years, including years after the Separation Date, up to a maximum of 50% at 15 years as an Officer. The benefit in (i) above shall not be adjusted for early payment. The Qualified Pension Benefit under (ii) above shall reflect an adjustment for early payment, if applicable under the Qualified Plan.

          (c) Definition of Account Benefit. The "Account Benefit" means an immediate monthly life annuity commencing at retirement which has a Present Value equivalent to the sum of the amounts credited both before and after the Separation Date under the Company's defined contribution plans, as follows:

             (i) Value of the Basic Account under the Retirement Plan at retirement;

             (ii) Value of the Variable Account under the Retirement Plan at retirement;

             (iii) Value of the Transition Account under the Retirement Plan at retirement;

             (iv) Amount of withdrawals or other payments made from the Basic, Variable and Transitions Accounts under the Retirement Plan before retirement, plus "interest" thereon;

             (v)   Payments from  the Company's Excess  Benefit Plan  before
          retirement  attributable  to  Company   contributions  other   than
          "matching" contributions, plus "interest" thereon;

             (vi) Value of the Participant's Account at retirement under the Company's Excess Benefit Plan attributable to Company contributions other than "matching" contributions; and

             (vii)    Payments  made  directly  to  the    Executive  before
          retirement under the bonus program relating to transition credits, plus "interest" thereon.

          "Interest" shall be determined by the Committee in its sole discretion from the date payment was made to the date of the Participant's retirement, based on the annual rate of return earned by the Retirement Plan on all its investments during the applicable period.

     4.8 Special Increases. Unless the Committee determines otherwise, Executive Pensions payable as monthly service pensions or disability pensions to retired Participants or their surviving spouses shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Qualified Plan for adhoc increases to retired Participants or their surviving spouses. This Section shall apply only to participants who retired or terminated as Executives.

  SECTION 5.  PAYMENT OF EXECUTIVE PENSION.

     5.1 Time of Payment. Except as otherwise provided by the Plan or determined by the Committee in its sole discretion, a Participant's Executive Pension shall commence as of the date that the Participant's Qualified Pension Benefit commences. If the Participant is not covered by the Qualified Plan, the Executive Pension may commence as of the day following termination of employment. The Committee reserves the right to select another date as of which the Participant's Executive Pension commences.

     5.2  Form of Payment.

     (a) For Pensions Other Than Disability Pensions. A Participant's Executive Pension payable as a service pension or vested pension shall be paid in such form as the Committee shall determine in its sole discretion. In order to assist the Committee in making such determination, the Committee may follow the procedures set forth in this Section. The Committee may establish additional procedures as it deems necessary.

     If the Participant's Executive Pension is payable as a service pension or a vested pension as provided in Section 3.3(b), the Participant may elect to receive the Executive Pension in any of the forms then available under the Qualified Plan, subject to the following conditions:

          (i) If the Participant's Qualified Benefit is payable in the form of an annuity, the Participant's Executive Pension shall be paid in that same form.

          (ii) Any election to receive the Executive Pension in a cashout form of payment shall be subject to the approval of the Committee which retains the sole discretion not to pay the Executive Pension in the form of a cashout payment.

     (b) For Disability Pensions. If the Participant's Executive Pension is payable as a disability pension as provided under Section 3.3(b), the Participant's Executive Pension shall be paid in the form of a monthly annuity equal to the Participant's Executive Pension determined under Section 4, but without any adjustment for early payment under Section 4.6. The disability pension shall be paid until the Participant is no longer eligible for long term disability benefits under the Company's executive long term disability plan covering only Participants in this Plan. If the Participant is receiving a disability pension under this Plan immediately before attaining age 65, the disability pension shall cease, and the Participant shall then be eligible for a service pension under Section 5.2(a) above in the same amount, including the right to elect a form of payment.

     5.3  Adjustment to Executive Pension for Form of Payment.

     (a) Life Annuity. If the Participant's Executive Pension is payable as a life annuity, the amount paid as a life annuity shall equal the amount of the Participant's Executive Pension determined under Section 4, including any adjustment for early payment under Section 4.6, if applicable.

     (b) Joint and Survivor Annuity. If the Participant's Executive Pension is payable as a joint and survivor annuity, the Participant shall receive for his or her lifetime 90% of the amount payable as a life annuity. Upon the Participant's death, 50% of the monthly amount paid to the Participant shall be payable for life to the surviving spouse of the Participant to whom the Participant was married when the Joint and Survivor annuity commenced.

     (c)   Single Sum Cashout Payment.   If the Participant's  Executive Pension
  is payable as a single sum cashout payment, the amount payable shall equal the Present Value of the benefit determined under Section 4.

     (d)   Other Forms  of Payment.   If the Participant's  Executive Pension is
  payable  in any  other form  of payment,  the amount  payable otherwise  under
  Section 4 shall be adjusted in such manner as the Committee shall determine.

     5.4 Notification and Application for Benefits. The Committee may notify the Participant of the amount of his or her Executive Pension and may require the Participant to apply for benefits hereunder.

     5.5 Death Following Termination. If a Participant dies after his or her employment terminates (so that a Surviving Spouse Annuity is not payable under
  Section 6.1), but before his Executive Pension commences or is paid, the Participant's Executive Pension shall be paid in the form previously elected and approved by the Committee. If no election was made before the
  Participant's death, the Executive Pension shall be payable in the form determined by the Committee in its sole discretion.

  SECTION 6.  DEATH BENEFITS.

     6.1  Surviving Spouse Annuity.

     (a) Eligibility for Surviving Spouse Annuity. The surviving spouse of a Participant who dies during employment shall be entitled to a Surviving Spouse Annuity if the surviving spouse is eligible for a survivor annuity under the Qualified Plan or would be eligible therefore, if the Participant had been covered under the Qualified Plan.

     (b) Amount of the Surviving Spouse Annuity. The amount of the surviving spouse annuity shall be equal to the survivor's portion of a Joint and
  Survivor Annuity, determined as though the Participant had retired the day before his or her death, had commenced receiving the Participant's Executive Pension in the form of a Joint and Survivor Annuity under Section 5.3(b), and then immediately died. For this purpose, the Participant's Executive Pension shall be deemed payable as a service pension without any discount for early payment if the Participant's Term of Employment at date of death was at least 15 years. Otherwise, the Participant's Executive Pension shall be deemed payable as a service pension or vested pension whichever the Executive would have been entitled to.

     (c) Form and Time of Payment. The Surviving Spouse Annuity shall be payable generally in the form of a monthly annuity for the surviving spouse's lifetime commencing the day after the Participant's death, subject to the discretion of the Committee to pay the benefit at such other time or in such form, including a cashout payment, as the Committee determines.

     6.2  Pensioner Death Benefit.

     (a) Eligibility for Pensioner Death Benefit. A Participant who is an Executive upon his or her retirement, termination of employment, or death during employment shall be covered by the Pensioner Death Benefit if the Executive otherwise meets the coverage requirements for the pensioner death benefit under the Qualified Plan.

     (b) Amount of Pensioner Death Benefit. The Pensioner Death Benefit provided by the Plan shall be determined under the benefit formula for the pensioner death benefits under the Qualified Plan, except that "wages" shall be equal to the Executive's standard or target award in effect under the Company's Short Term Incentive Plan for the Participant's Position Rate as of the earlier of the Participant's retirement or death.

     (c) Waiver of Pensioner Death Benefit. If an Executive is deemed to have waived the death benefit for which he or she was eligible under the Qualified Plan, such Executive shall be deemed to have waived the Pensioner Death Benefit under the Plan as well.

  SECTION 7.  SOURCE OF BENEFIT PAYMENTS.

     7.1 Unfunded; Rabbi Trust. All benefits payable under the Plan shall be paid from Company or Participating Company's operating expenses, or though the purchase of insurance from an insurance company, or by a trust established by the Company for this purpose, as the Company or Participating Company may determine.

     7.2 Participating Company Liability. Where a Participant's term of employment includes service in more than one Participating Company or in a company that is not a Participating Company, the last Participating Company to employ the Participant as an Executive prior to his or her retirement or termination of employment with entitlement to a benefit hereunder shall be primarily liable for the full benefit payable under this Plan. However, if for any reason, the primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of a Participant, the Company shall be jointly and severally liable for the obligation to pay the amount due. A company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a company shall not be affected by any action or inaction (on the part of the Participant, his or her joint annuitant or any company) with respect to amounts owed, including, but not limited to, the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type. For this purpose, a joint venture or other entity that is a Participating Company, but is not a subsidiary of the Company, shall not be liable for benefit payments under the Plan.

  SECTION 8.  FORFEITURE.

          Notwithstanding any other provision of the Plan, all or a portion of the benefits that a Participant, his or her joint annuitant or beneficiary would be otherwise eligible hereunder may be forfeited, in the sole discretion of the Company's Board of Directors, under the following circumstances:

          (a) The Participant is discharged by a Participating Company for cause; or

          (b) A determination by the Board of Directors of a Participating Company that the Participant engaged in misconduct in connection with his or her employment with such Participating Company.

  SECTION 9.  ADMINISTRATION.

     9.1 Plan Sponsor and Plan Administrator. The Company shall be the sponsor of the Plan and the Senior Vice President-Corporate Strategy/Development and Human Resources of the Company shall be the Plan Administrator. The Senior Vice President-Corporate Strategy/Development and Human Resources of the Company shall have the specific powers elsewhere granted and shall have such other powers as may be necessary in order to administer the Plan, in his sole discretion, except for powers herein granted or provided to others.

     9.2 Determination of Eligibility. In all questions relating to age and service for eligibility for any benefit hereunder, or relating to service and rates of pay for determining benefits, the decision of the Committee, based upon this Plan and upon the records of the Participating Companies employing such individual and insofar as permitted by applicable law shall be final.

     9.3 Procedure To Approve and Deny Claims. The Committee shall have the sole discretion to grant or deny claims for benefits under the Plan with respect to Executives of each Participating Company, and authorize disbursements according to this Plan. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Executive or beneficiary whose claim has been denied, setting forth the specific reasons for such denial and any other information required to be furnished under ERISA.

     9.4 Procedure To Review Denied Claims. The Board of Directors of the Company shall serve as the final Review Committee for the review of all denied claims appealed by an Executive or the joint annuitant or beneficiary of an Executive.

          An Executive or his or her joint annuitant or beneficiary whose claim for benefits has been denied, in whole or in part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan) within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim. In such case, the Review Committee shall:

          (a) Make full and fair review of such decision within 60 days after receipt of the written request for review, or within an additional 60 days, provided the claimant is notified of the delay and the reasons for requiring such additional time; and

          (b) Notify the claimant in writing of the review decision, specifying the reasons for such decision.

          Any Executive or joint annuitant or beneficiary whose claim for benefits has been denied shall have such further rights of review as are provided in section 503 of ERISA and regulations promulgated thereunder. The Review Committee and the Committee shall retain such right, authority and discretion as is provided in or not expressly limited by section 503 of ERISA and regulations thereunder.

     9.5 Additional Duties of Plan Administrator. The Senior Vice President-Corporate Strategy/Development and Human Resources of the Company shall determine conclusively for all parties all questions arising in the administration of the Plan, and insofar as permitted by applicable law, any decision of the Senior Vice President-Corporate Strategy/Development and Human Resources of the Company shall not be subject to further review.

     9.6 Expenses. The expenses of the Senior Vice President-Corporate Strategy/Development and Human Resources department of the Company in administering the Plan may be apportioned among the Participating Companies if the Committee so decides.
                          .

     9.7 Allocation of Responsibilities. The Company may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms. The Company, the Committee, the Senior Vice President-Corporate Strategy/Development and Human Resources of the Company and each Participating Company may designate in writing other persons to carry out their respective responsibilities under the Plan and may employ persons to advise them with regard to any such responsibilities.

     9.8 Named Fiduciaries. The Company, the Committee, the Senior Vice President-Corporate Strategy/Development and Human Resources of the Company and each Participating Company are each named fiduciaries as that term is used in ERISA with respect to the particular duties and responsibilities herein provided to be allocated to each of them.

     9.9 More Than One Fiduciary Capacity. A person or group of persons may serve in more than fiduciary capacity with respect to the Plan.

  SECTION 10.  AMENDMENT AND TERMINATION.

     10.1 Plan Amendment. The Company may from time to time make any changes in the Plan as it deems appropriate with or without notice to participants by appropriate action of its Board of Directors. However, in recognition of the reliance placed upon the Plan and its contractual nature in inducing the change in position caused by retirement, any such change or modification shall not result in the cessation or reduction of benefits to retired individuals or their annuitants, nor shall such modification affect the rights of any individual to any benefit to which he may have previously become entitled hereunder. The Senior Vice President-Corporate Strategy/Development and Human Resources of the Company, with the approval of the Senior Vice President-Legal, External Affairs and Secretary of the Company, shall be authorized to make minor or administrative changes to the Plan.

     10.2 Plan Termination. The Company retains the right to terminate the Plan in whole or in part by appropriate action of its Board of Directors, and each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice to participants. Said termination or withdrawal, as applicable, shall not result the cessation or


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

  reduction of benefits to retired individuals or their annuitants, nor shall such termination or withdrawal affect the rights of any individual to any benefit to which he may have previously become entitled hereunder. A Partici-pating Company's withdrawal from participation shall not affect that company's liability described in Section 7.2.

  SECTION 11.  GENERAL PROVISIONS.

     11.1 Effective Date.  This Plan is effective as of Separation Date.

     11.2 Rights to Benefits. Except as otherwise provided in this Plan, a Participant shall accrue those benefits as described in this Plan, other than the Minimum Pension and the Pensioner Death Benefit, at the end of each calendar year (or the date the Participant terminates employment, if earlier) on the basis of compensation as of such time and service as of the Separation Date. The Minimum Pension and the Pensioner Death Benefit shall accrue at the date such benefit becomes payable.

     11.3 No Right to Company Assets. Neither an Executive nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of any Participating Company, including, without limiting the generality of the foregoing, any specific funds or assets which any Participating Company, in its sole discretion, may earmark or set aside in anticipation of a liability hereunder. A Participating Company's obligation to pay any amounts hereunder shall be unfunded as to the Executive.

     11.4 Assignment or Alienation.   Assignment  or alienation  of pensions  or
  other benefits under this Plan will not be permitted or recognized except as otherwise required by law.

     11.5 Break in Service. For purposes of determining a Participant's Years of Credited Service or Term of Employment under this Plan, a break in service and any reemployment shall be defined and treated in the same manner as is set forth in the Qualified Plan; provided that, in determining years of service as an Officer for purposes of the Minimum Pension, service after reemployment with a Participating Company, following a period of more than six (6) months of non-employment by any Participating Company, shall not be taken into account until the Executive has served five (5) years of continuous service after reemployment. In addition, there shall be no eligibility for Executive Pension benefits in the case of an Executive who becomes reemployed with a Participating Company, following a period of more than six (6) months of non-employment by any Participating Company, prior to the completion by the Executive of five (5) years of continuous service after reemployment. If the reemployed Executive again becomes eligible for an Executive Pension, such pension shall be determined in the same manner as a recalculated pension under the Qualified Plan following reemployment, including offset for the prior pension cashed out.

     11.6 Leave of  Absence.   For purposes  of this  Plan, a  leave of  absence
  shall be defined and administered in the same manner as is set forth in the Qualified Plan.

     11.7 Amounts Accrued Prior to Death. Benefit amounts accrued but not actually paid at the time of death of a former employee or retiree shall be paid in accordance with the standards and procedures set forth in the Qualified Plan.

     11.8 Payments to Others.  Benefits payable  to a former employee or retiree


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

  unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Qualified Plan.

     11.9 Claims Release. In case of accident resulting in the death of a Participant which entitles his beneficiaries or annuitant to benefits under this Plan, such beneficiaries or annuitant shall, prior to the payment of any such benefits, sign a release, releasing the Company or other Participating Companies, as applicable, from all claims and demands which the Executive, the Executive's beneficiaries and/or annuitant had or may have against them, otherwise than under this Plan, on account of such accident. If any persons other than the beneficiaries under this Plan might legally assert claims against a Participating Company on account of the death of the Executive, no part of the death benefit under this Plan shall be due or payable until there have also been delivered to the Committee good and sufficient releases of all claims, arising from or growing out of the death of the individual, which such other persons might legally assert against any Participating Company. The Committee, in its discretion, may require that the releases above described shall release any other company connected with the accident, including the Company or any other Participating Company, as applicable. This requirement of  a release  shall  not  apply  in  the case  of  Survivor  Annuities  under
  Section 6.1 of the Plan.

     11.10 Damage Claims or Suits. Should a claim other than under the Plan be presented or suit brought against the Company or any Participating Company for damages on account of the death of an individual who was at any time an Executive, nothing shall be payable under the Plan on account of such death, except as provided in Section 11.11 below; provided, however, that the Committee may, in its discretion and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued, and provided further that this provision shall not preclude the payment of Survivor Annuities under Section 6.1 of the Plan.

     11.11 Judgment or Settlement. In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of an individual who was at any time an Executive, and the amount paid to the beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the sole discretion of the Committee, be distributed to such beneficiaries.

     11.12 Payments Under Law. In case any benefit which the Committee determines to be of the same general character as a payment provided by the Plan, shall be payable under any law now in force or hereafter enacted to an individual who was at any time an Executive, to such an individual's beneficiaries or annuitant, the excess only, if any, of the amount prescribed in the Plan above the amount of such payment prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service, or by reason of any benefit which the recipient would be entitled to receive under the Social Security Act. In those cases where, because of differences in the beneficiaries, or differences in the time or methods of payment, or otherwise, whether or not there is such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee shall have discretion to determine whether or not any such excess exists and to make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of such excess.




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